Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Fiscal 2021 Results

First Quarter Highlights Include:
Revenue increased 16% over prior year with 12% organic growth
Revenue, net income, adjusted EBITDA, EPS and adjusted EPS exceed guidance
Backlog of $826 million increased 16% over prior year

ANDOVER, Mass. November 3, 2020 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2021, ended October 2, 2020.
Management Comments
“The financial performance of the business in the first quarter reflects a strong start to our fiscal year,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We exceeded our guidance for revenues, net income, adjusted EBITDA, EPS and adjusted EPS. During the quarter, we continued to invest in precautionary COVID measures, including rapid, on-site testing. Protecting the health and safety of our employees while delivering on our commitments to our customers and shareholders remains our top priority. Our outlook for the year remains positive given our strategy and technology is aligned with major industry drivers and trends and our balance sheet remains strong,” said Aslett.
First Quarter Fiscal 2021 Results
Total Company first quarter fiscal 2021 revenues were $205.6 million, compared to $177.3 million in the first quarter of fiscal 2020. The first quarter fiscal 2021 results included an aggregate of approximately $8.8 million of revenue attributable to the American Panel Corporation acquired business.
Total Company GAAP net income for the first quarter of fiscal 2021 was $15.8 million, or $0.29 per share, compared to $19.2 million, or $0.35 per share, for the first quarter of fiscal 2020.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 2

Adjusted earnings per share (“adjusted EPS”) was $0.51 per share for the first quarter of fiscal 2021, compared to $0.45 per share in the first quarter of fiscal 2020.
First quarter fiscal 2021 adjusted EBITDA for the total Company was $42.8 million, compared to $36.7 million for the first quarter of fiscal 2020.
Cash flows from operating activities in the first quarter of fiscal 2021 were $22.9 million, compared to $24.3 million in the first quarter of fiscal 2020. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $12.0 million for the first quarter of fiscal 2021 and $14.7 million for the first quarter of fiscal 2020.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the first quarter of fiscal 2021 were $200.7 million, yielding a book-to-bill ratio of 0.98 for the quarter.
Mercury’s total backlog at October 2, 2020 was $826.1 million, a $114.3 million increase from a year ago. Of the October 2, 2020 total backlog, $516.1 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2021. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter Fiscal 2021 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the second quarter of fiscal 2021 are to the quarter ending January 1, 2021 and to full fiscal 2021 are to the 52-week period ending July 2, 2021.

For the second quarter of fiscal 2021, revenues are forecasted to be in the range of $200.0 million to $210.0 million. GAAP net income for the second quarter is expected to be approximately $11.9 million to $13.4 million, or $0.21 to $0.24 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.5 million weighted average diluted shares outstanding. Adjusted EBITDA for the second quarter of fiscal
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 3

2021 is expected to be in the range of $42.0 million to $44.0 million. Adjusted EPS is expected to be in the range of $0.48 to $0.51 per share.
For the full fiscal year 2021, we currently expect revenue of $865.0 million to $885.0 million, and GAAP net income of $67.9 million to $72.3 million, or $1.22 to $1.30 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% for the remainder of the year and approximately 55.5 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $190.0 million to $196.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.20 to $2.28 per share.
Recent Highlights
September – Mercury announced the TAC-3290 family of adaptive microwave tuners that deliver multi-mission operation to a wide range of applications such as signal intelligence and radio frequency testing.
September – Mercury announced that CEO Mark Aslett had been awarded the top honor in Glassdoor’s “25 Highest Rated CEOs During COVID-19” report published in September. The report features CEOs in tech, health care, finance and several other industries who have demonstrated exceptional strength despite the challenges involved in navigating the pandemic, including remote work and other unexpected changes.
September – Mercury announced the new HDC-U.2 High Density Compute and HDS8R storage blades, uniquely combining both storage and compute capabilities into single-blade Enterprise & Datacenter SSD Form Factors so customers can minimize their overall computing footprint without sacrificing storage capacity or computing speed.
September – Mercury announced the RFS1080, the first commercially available offering in their trusted system-in-package ("SiP") product family. By delivering the latest commercially developed integrated circuits at chip scale, Mercury’s SiP devices revolutionize edge processing applications by maximizing performance in a trusted, highly customizable architecture.
August – Mercury announced the receipt of a new U.S. patent covering various methods to protect controller area network-based systems from malicious cyberattacks. This new patent adds to Mercury’s intellectual property portfolio of more than 80 issued patents.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 4

August – Mercury announced that its Andover facility received the 2020 James S. Cogswell Outstanding Industrial Security Achievement Award from the U.S. Defense Counterintelligence and Security Agency. Mercury’s Hudson, New Hampshire; West Lafayette, Indiana; and Phoenix, Arizona, facilities have previously received Cogswell awards.
July – Mercury announced it received $11.7 million in orders against its previously announced $152 million 5 year sole-source basic ordering agreement to deliver advanced Digital RF Memory jammers to the U.S. Navy. The orders were received in the fourth quarter of the Company's fiscal 2020 year and are expected to be delivered over the next several quarters.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, November 3, 2020, at 5:00 p.m. ET to discuss the first quarter fiscal 2021 results and review its financial and business outlook going forward.
The live audio webcast as well as the Company's earnings presentation can be accessed from the ‘Events and Presentations’ page of Mercury's IR website at mrcy.com/investor. Please log into the webcast 15 minutes prior to the scheduled start time.
To join the conference call by phone, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please dial in 15 minutes prior to the scheduled start time.
A replay of the webcast will be available two hours after the call and archived for six months on the ‘Events and Presentations’.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 5

measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
About Mercury Systems – Innovation That Matters®
Mercury Systems, Inc. (the “Company” or “Mercury”) is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Massachusetts, the Company delivers solutions that power a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. The Company envisions, creates and delivers innovative technology solutions purpose-built to meet its customers’ most-pressing high-tech needs, including those specific to the defense community. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 6

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	October 2,	July 3,
	2020	2020

Assets
Current assets:
Cash and cash equivalents	$239,122	$226,838
Accounts receivable, net	99,069	120,438
Unbilled receivables and costs in excess of billings	108,754	90,289
Inventory	206,044	178,093
Prepaid income taxes	4,760	2,498
Prepaid expenses and other current assets	18,956	16,613
Total current assets	676,705	634,769

Property and equipment, net	94,744	87,737
Goodwill	614,422	614,076
Intangible assets, net	200,830	208,748
Operating lease right-of-use assets	61,980	60,613
Other non-current assets	4,501	4,777
Total assets	$1,653,182	$1,610,720

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$63,057	$41,877
Accrued expenses	25,123	23,794
Accrued compensation	31,536	41,270
Deferred revenues and customer advances	26,890	18,974
Total current liabilities	146,606	125,915

Deferred income taxes	11,009	13,889
Income taxes payable	4,117	4,117
Operating lease liabilities	68,274	66,981
Other non-current liabilities	15,284	15,034
Total liabilities	245,290	225,936

Shareholders’ equity:
Common stock	550	547
Additional paid-in capital	1,082,044	1,074,667
Retained earnings	328,253	312,455
Accumulated other comprehensive loss	(2,955)	(2,885)
Total shareholders’ equity	1,407,892	1,384,784
Total liabilities and shareholders’ equity	$1,653,182	$1,610,720

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	October 2, 2020	September 27, 2019
Net revenues	$205,621	$177,304
Cost of revenues(1)	117,502	98,904
Gross margin	88,119	78,400

Operating expenses:
Selling, general and administrative(1)	32,904	29,970
Research and development(1)	27,417	21,870
Amortization of intangible assets	7,731	7,019
Restructuring and other charges	1,297	648
Acquisition costs and other related expenses	—	1,417
Total operating expenses	69,349	60,924

Income from operations	18,770	17,476

Interest income	72	1,187
Other expense, net	(846)	(1,434)

Income before income taxes	17,996	17,229
Tax provision (benefit)	2,198	(2,018)
Net income	$15,798	$19,247

Basic net earnings per share	$0.29	$0.35

Diluted net earnings per share	$0.29	$0.35

Weighted-average shares outstanding:
Basic	54,883	54,388
Diluted	55,339	55,078

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$295	$141
Selling, general and administrative	$5,676	$4,643
Research and development	$1,213	$875

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	October 2, 2020	September 27, 2019
Cash flows from operating activities:
Net income	$15,798	$19,247
Depreciation and amortization	12,997	11,381
Other non-cash items, net	4,531	6,445
Changes in operating assets and liabilities	(10,397)	(12,763)

Net cash provided by operating activities	22,929	24,310

Cash flows from investing activities:
Purchases of property and equipment	(10,978)	(9,595)
Acquisition of businesses, net of cash acquired	—	(96,502)

Net cash used in investing activities	(10,978)	(106,097)

Cash flows from financing activities:
Proceeds from employee stock plans	2	3
Payments for retirement of common stock	(66)	(14,562)

Net cash used in financing activities	(64)	(14,559)

Effect of exchange rate changes on cash and cash equivalents	397	(287)

Net increase (decrease) in cash and cash equivalents	12,284	(96,633)

Cash and cash equivalents at beginning of period	226,838	257,932

Cash and cash equivalents at end of period	$239,122	$161,299

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 10

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 11

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include the Mercury Employee COVID Relief Fund, which was established to support employees experiencing financial burdens resulting from the COVID pandemic. The intent of this fund is to provide relief for employees who may otherwise be unable to pay for basic necessities, unexpected care for immediate family members, or other urgent needs that promote their health and safety during the current Coronavirus crisis. These costs also include expanded sick pay related to COVID, overtime, meals and other compensation-related expenses. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance,
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 12

evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 2, 2020	September 27, 2019
Net income	$15,798	$19,247
Other non-operating adjustments, net	(182)	301
Interest income, net	(72)	(1,187)
Income tax provision (benefit)	2,198	(2,018)
Depreciation	5,266	4,362
Amortization of intangible assets	7,731	7,019
Restructuring and other charges	1,297	648
Impairment of long-lived assets	—	—
Acquisition and financing costs	841	2,236
Fair value adjustments from purchase accounting	—	—
Litigation and settlement expense, net	187	313
COVID related expenses	2,319	—
Stock-based and other non-cash compensation expense	7,367	5,776
Adjusted EBITDA	$42,750	$36,697

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 13

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 2, 2020	September 27, 2019
Cash provided by operating activities	$22,929	$24,310
Purchases of property and equipment	(10,978)	(9,595)
Free cash flow	$11,951	$14,715

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 14

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	October 2, 2020		September 27, 2019
Net income and earnings per share	$15,798	$0.29	$19,247	$0.35
Other non-operating adjustments, net(1)	(182)		301
Amortization of intangible assets	7,731		7,019
Restructuring and other charges	1,297		648
Impairment of long-lived assets	—		—
Acquisition and financing costs	841		2,236
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense, net	187		313
COVID related expenses	2,319		—
Stock-based and other non-cash compensation expense	7,367		5,776
Impact to income taxes(2)	(7,024)		(10,925)
Adjusted income and adjusted earnings per share	$28,334	$0.51	$24,615	$0.45

Diluted weighted-average shares outstanding		55,339		55,078

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 2, 2020	September 27, 2019
Organic revenue	$196,785	$176,361
Acquired revenue	8,836	943
Net revenues	$205,621	$177,304

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 16

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending January 1, 2021
Fiscal Year Ending July 2, 2021
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending		Fiscal Year Ending
	January 1, 2021(1)		July 2, 2021(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$11,900	$13,400	$67,900	$72,300

Adjust for:
Other non-operating adjustments, net	—	—	(200)	(200)
Interest (income) expense, net	(100)	(100)	(300)	(300)
Income tax provision	4,200	4,700	23,800	25,400
Depreciation	6,000	6,000	25,600	25,600
Amortization of intangible assets	7,600	7,600	30,400	30,400
Restructuring and other charges	—	—	1,300	1,300
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	3,100	3,100
Fair value adjustments from purchase accounting	—	—	—	—
Litigation and settlement expense, net	—	—	200	200
COVID related expenses	3,100	3,100	5,400	5,400
Stock-based and other non-cash compensation expense	8,600	8,600	32,800	32,800
Adjusted EBITDA expectation	$42,000	$44,000	$190,000	$196,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending January 1, 2021
Fiscal Year Ending July 2, 2021
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending January 1, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$11,900	$0.21	$13,400	$0.24
Other non-operating adjustments, net	—		—
Amortization of intangible assets	7,600		7,600
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
COVID related expenses	3,100		3,100
Stock-based and other non-cash compensation expense	8,600		8,600
Impact to income taxes(2)	(5,200)		(5,200)
Adjusted income and adjusted earnings per share expectation	$26,700	$0.48	$28,200	$0.51

Diluted weighted-average shares outstanding expectation		55,500		55,500

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2021 Results, Page 18

	Fiscal Year Ending July 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$67,900	$1.22	$72,300	$1.30
Other non-operating adjustments, net	(200)		(200)
Amortization of intangible assets	30,400		30,400
Restructuring and other charges	1,300		1,300
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,100		3,100
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense, net	200		200
COVID related expenses	5,400		5,400
Stock-based and other non-cash compensation expense	32,800		32,800
Impact to income taxes(2)	(19,000)		(19,000)
Adjusted income and adjusted earnings per share expectation	$121,900	$2.20	$126,300	$2.28

Diluted weighted-average shares outstanding expectation		55,500		55,500

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY